For additional information, contact:
Derek Shelnutt
EVP & Chief Financial Officer
229-426-6000, extension 6119

COLONY BANKCORP REPORTS FIRST QUARTER 2024 RESULTS
DECLARES QUARTERLY CASH DIVIDEND OF $0.1125 PER SHARE

FITZGERALD, GA. (April 24, 2024) – Colony Bankcorp, Inc. (Nasdaq: CBAN) (“Colony” or the “Company”) today reported financial results for the first quarter of 2024. Financial highlights are shown below.

Financial Highlights:

•Net income decreased to $5.3 million, or $0.30 per diluted share, for the first quarter of 2024, compared to $5.6 million, or $0.32 per diluted share, for the fourth quarter of 2023, but increased from the first quarter of 2023 net income of $5.0 million, or $0.29 per diluted share.
•Operating net income increased to $5.8 million, or $0.33 of adjusted earnings per diluted share, for the first quarter of 2024, compared to $5.4 million, or $0.31 of adjusted earnings per diluted share, for the fourth quarter of 2023, and $5.5 million, or $0.31 of adjusted earnings per diluted share, for the first quarter of 2023. (See Reconciliation of Non-GAAP Measures).
•Strong liquidity with available sources of funding of approximately $1.3 billion at March 31, 2024. No overnight borrowings utilized as of March 31, 2024.
•Estimated uninsured deposits of $785.6 million, or 30.82% of total Bank deposits at March 31, 2024. Adjusted uninsured deposit estimate (excluding deposits collateralized by public funds or internal accounts) of $459.9 million, or 18.04% of total Bank deposits at March 31, 2024.
•Provision for credit losses of $1.0 million was recorded in first quarter of 2024 compared to $1.5 million in fourth quarter of 2023, and $900,000 in first quarter of 2023.
•Total loans were $1.86 billion at March 31, 2024, a decrease of $24.5 million, or 1.30%, from the prior quarter.
•Total deposits were $2.52 billion and $2.54 billion at March 31, 2024 and December 31, 2023, respectively, a decrease of $22.0 million.
•Mortgage production was $50.1 million, and mortgage sales totaled $36.6 million in the first quarter of 2024 compared to $45.3 million and $40.1 million, respectively, for the fourth quarter of 2023.
•Small Business Specialty Lending (“SBSL”) closed $35.6 million in Small Business Administration (“SBA”) loans and sold $24.0 million in SBA loans in the first quarter of 2024 compared to $24.0 million and $18.0 million, respectively, for the fourth quarter of 2023.

The Company also announced that on April 24, 2024, the Board of Directors declared a quarterly cash dividend of $0.1125 per share, to be paid on its common stock on May 22, 2024, to shareholders of record as of the close of business on May 8, 2024. The Company had 17,558,611 shares of its common stock outstanding as of April 23, 2024.

“We are pleased with the announcement of our improved operating results for the first quarter, including the continued improvement in our complementary lines of business which have contributed to our increased noninterest income. Although margin declined slightly during the first quarter, the decline was less than anticipated as we begin to see some stability in our increasing funding costs,” said Heath Fountain, Chief Executive Officer

“Total loans declined in the first quarter, largely due to the sale of portfolio mortgages for a gain and credit related payoffs of a limited number of loans, along with the general slowdown in loan production we’ve seen over the past few quarters. Looking ahead, based on our current pipeline projections we do expect to see modest loan growth for the rest of the year.”

“While our total deposits experienced a decline due to wholesale deposit payoffs in the first quarter, we are pleased to report that customer deposits increased by $12.5 million and is a result of our commitment to growing customer relationships. Also during the quarter, we strategically sold underperforming securities for a loss which enables us to reinvest those proceeds into higher performing assets and improve our overall earnings.”

"We saw an improvement in nonperforming loans and maintain confidence in overall credit quality. Following a period of historically low charge-offs, the few charge-offs observed in recent quarters have not raised any concerns regarding the quality of our portfolio."

“We are proud of the effort and progress our team has made towards achieving our performance objectives and we expect that we will see continued improvement as we move forward.”

Balance Sheet

•Total assets were $3.02 billion at March 31, 2024, a decrease of $37.9 million from December 31, 2023.
•Total loans, including loans held for sale, were at $1.89 billion at March 31, 2024, a decrease of $21.3 million from the quarter ended December 31, 2023.
•Total deposits were $2.52 billion and $2.54 billion at March 31, 2024 and December 31, 2023, respectively, a decrease of $22.0 million. Interest bearing demand deposits increased $43.3 million which was offset by decreases in savings and money market deposits of $10.1 million and time deposits of $32.6 million from December 31, 2023 to March 31, 2024.
•Total borrowings at March 31, 2024 totaled $218.0 million, a decrease of $20.5 million or, 8.6%, compared to December 31, 2023, related to decreases in Federal Home Loan Bank advances.

Capital

•Colony continues to maintain a strong capital position, with ratios that exceed regulatory minimums required to be considered as “well-capitalized.”
•Preliminary tier one leverage ratio, tier one capital ratio, total risk-based capital ratio and common equity tier one capital ratio were 9.19%, 13.04%, 15.79%, and 11.90%, respectively, at March 31, 2024.

First Quarter and March 31, 2024 Year to Date Results of Operations

•Net interest income, on a tax-equivalent basis, totaled $18.8 million for the first quarter ended March 31, 2024 compared to $20.7 million for the same period in 2023. Increases can be seen in income on interest earning assets which is more than offset by increases in expenses on interest bearing liabilities due to the significant rise in interest rates period over period along with increases in FHLB advances. Income on interest earning assets increased $5.0 million, to $33.5 million for the first quarter of 2024 compared to the respective period in 2023. Expense on interest bearing liabilities increased $6.9 million, to $14.7 million for the first quarter of 2024 compared to the respective period in 2023.
•Net interest margin for the first quarter of 2024 was 2.69% compared to 3.08% for the first quarter of 2023. The decrease is the result of rate increases in interest bearing liabilities outpacing the rate increases in interest earning assets.
•Noninterest income totaled $9.5 million for the first quarter ended March 31, 2024, an increase of $1.8 million, or 23.87%, compared to the same period in 2023. This increase was primarily related to increases in service charges on deposit accounts, mortgage fee income, gains on sales of SBA loans and income on wealth advisory services which is included in other noninterest income which were partially offset by decreases in interchange fee income and losses on the sales of investment securities.
•Noninterest expense totaled $20.4 million for the first quarter ended March 31, 2024, compared to $21.2 million for the same period in 2023. This decrease was a result of overall decreases in salaries and employee benefits primarily related to the expense initiative in 2023 which lowered total number of employees period over period as well as a decrease in data processing expense as a result of cost savings upon renewal of the core processing contract in second quarter of 2023.

Asset Quality

•Nonperforming assets totaled $7.0 million and $10.7 million at March 31, 2024 and December 31, 2023, respectively, a decrease of $3.7 million.
•Other real estate owned and repossessed assets totaled $562,000 at March 31, 2024 and $448,000 at December 31, 2023.

•Net loans charged-off were $664,000, or 0.14% of average loans for the first quarter of 2024, compared to $692,000 or 0.15% for the fourth quarter of 2023.
•The credit loss reserve was $18.7 million, or 1.00% of total loans, at March 31, 2024, compared to $18.4 million, or 0.98% of total loans at December 31, 2023.

Earnings call information

The Company will host an earnings conference call at 9:00 a.m. ET on Thursday, April 25, 2024, to discuss the recent results and answer appropriate questions. The conference call can be accessed by dialing 800-274-8461 and using the Conference ID: COLONY1Q. A replay of the call will be available until Thursday, May 2, 2024. To listen to the replay, dial 800-757-4761.

About Colony Bankcorp

Colony Bankcorp, Inc. is the bank holding company for Colony Bank. Founded in Fitzgerald, Georgia in 1975, Colony operates locations throughout Georgia and has expanded to serve Birmingham, Alabama, as well as Tallahassee and the Florida Panhandle. At Colony Bank, we offer a range of banking solutions for personal and business customers. In addition to traditional banking services, Colony provides specialized solutions including mortgage, government guaranteed lending, consumer insurance, wealth management, and merchant services. Colony’s common stock is traded on the NASDAQ Global Market under the symbol “CBAN.” For more information, please visit www.colony.bank. You can also follow the Company on social media

Forward-Looking Statements

Certain statements contained in this press release that are not statements of historical fact constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to: (i) projections and/or expectations of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; (iv) statements regarding growth strategy, capital management, liquidity and funding, and future profitability; and (v) statements of assumptions underlying such statements. Words such as “may”, “will”, “anticipate”, “assume”, “should”, “support”, “indicate”, “would”, “believe”, “contemplate”, “expect”, “estimate”, “continue”, “further”, “plan”, “point to”, “project”, “could”, “intend”, “target” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: the impact of current and economic conditions, particularly those affecting the financial services industry, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; the risk of potential reductions in benchmark interest rates and the resulting impacts on net interest income; potential impacts of adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; risks arising from media coverage of the banking industry; risks arising from perceived instability in the banking sector; the risks of changes in interest rates and their effects on the level, cost, and composition of, and competition for, deposits, loan demand and timing of payments, the values of loan collateral, securities, and interest sensitive assets and liabilities; the ability to attract new or retain existing deposits, to retain or grow loans or additional interest and fee income, or to control noninterest expense; the effect of pricing pressures on the Company’s net interest margin; the failure of assumptions underlying the establishment of reserves for possible credit losses, fair value for loans and other real estate owned; changes in real estate values; the Company’s ability to implement its various strategic and growth initiatives; increased competition in the financial services industry, particularly from regional and national institutions, as well as from fintech companies; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected;

changes in the prices, values and sales volumes of residential and commercial real estate; developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; legislation or regulatory changes which adversely affect the ability of the consolidated Company to conduct business combinations or new operations; adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs; significant turbulence or a disruption in the capital or financial markets and the effect of a fall in the stock market prices on our investment securities; the effects of war or other conflicts including the impacts related to or resulting from Russia’s military action in Ukraine or the conflict in Israel and surrounding areas; risks related to the Company’s recently completed acquisitions, including that the anticipated benefits from the recently completed acquisitions are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions or other unexpected factors or events; the risks associated with the Company’s pursuit of future acquisitions; the impact of generative artificial intelligence; fraud or misconduct by internal or external actors, and system failures, cybersecurity threats or security breaches and the cost of defending against them; a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding debt ceiling and the federal budget; a potential U.S. federal government shutdown and the resulting impacts; and general competitive, economic, political and market conditions or other unexpected factors or events. These and other factors, risks and uncertainties could cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict.

Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company’s management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company’s filings with the Securities and Exchange Commission, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors,” and in the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

Explanation of Certain Unaudited Non-GAAP Financial Measures

The measures entitled operating noninterest income, operating noninterest expense, operating net income, adjusted earnings per diluted share, operating return on average assets, operating return on average equity, tangible book value per common share, tangible equity to tangible assets, operating efficiency ratio, operating net noninterest expense to average assets and pre-provision net revenue are not measures recognized under U.S. generally accepted accounting principles (GAAP) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are noninterest income, noninterest expense, net income, diluted earnings per share, return on average assets, return on average equity, book value per common share, total equity to total assets, efficiency ratio, net noninterest expense to average assets and net interest income before provision for credit losses, respectively. Operating noninterest income excludes gain on sale of bank premises and loss on sales of securities. Operating noninterest expense excludes acquisition-related expenses and severance costs. Operating net income, operating return on average assets, operating return on average equity and operating efficiency ratio all exclude acquisition-related expenses, severance costs, gain on sale of bank premises and loss on sales of securities from net income, return on average assets, return on average equity and efficiency ratio, respectively. Operating net noninterest expense to average assets ratio excludes from net noninterest expense, severance costs, acquisition-related expenses, gain on sale of bank premises and loss on sales of securities. Acquisition-related expenses includes fees associated with acquisitions and vendor contract buyouts. Severance costs includes costs associated with termination and retirement of employees. Adjusted earnings per diluted share includes the adjustments to operating net income. Tangible book value per common share and tangible equity to tangible assets exclude goodwill and other intangibles from book value per common share and total equity to total assets, respectively. Pre-provision net revenue is calculated by adding noninterest income to net interest income before provision for credit losses, and subtracting noninterest expense.

Management uses these non-GAAP financial measures in its analysis of the Company's performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company's performance, and if not provided would be requested by the investor community. The Company believes the non-GAAP measures enhance investors' understanding of the Company's business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently.

These disclosures should not be considered an alternative to GAAP. The computations of operating noninterest income, operating noninterest expense, operating net income, adjusted earnings per diluted share, operating return on average assets, operating return on average equity, tangible book value per common share, tangible equity to tangible assets, operating efficiency ratio, operating net noninterest expense to average assets and pre-provision net revenue and the reconciliation of these measures to noninterest income, noninterest expense, net income, diluted earnings per share, return on average assets, return on average equity, book value per common share, total equity to total assets, efficiency ratio, net noninterest expense to average assets and net interest income before provision for credit losses are set forth in the table below.

Colony Bankcorp, Inc.
Reconciliation of Non-GAAP Measures
	2024	2023
(dollars in thousands, except per share data)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Operating noninterest income reconciliation
Noninterest income (GAAP)	$9,487	$9,305	$9,721	$8,952	$7,656
Gain on sale of bank premises	—	(236)	—	(125)	—
Loss on sales of securities	555	—	—	—	—
Operating noninterest income	$10,042	$9,069	$9,721	$8,827	$7,656

Operating noninterest expense reconciliation
Noninterest expense (GAAP)	$20,397	$19,587	$20,881	$21,432	$21,165
Severance costs	(23)	—	(220)	(635)	(431)
Acquisition-related expenses	—	—	—	—	(161)
Operating noninterest expense	$20,374	$19,587	$20,661	$20,797	$20,573

Operating net income reconciliation
Net income (GAAP)	$5,333	$5,598	$5,804	$5,302	$5,043
Severance costs	23	—	220	635	431
Acquisition-related expenses	—	—	—	—	161
Gain on sale of bank premises	—	(236)	—	(125)	—
Loss on sales of securities	555	—	—	—	—
Income tax benefit	(121)	52	(48)	(93)	(107)
Operating net income	$5,790	$5,414	$5,976	$5,719	$5,528

Weighted average diluted shares	17,560,210	17,567,839	17,569,493	17,580,557	17,595,688

Adjusted earnings per diluted share	$0.33	$0.31	$0.34	$0.33	$0.31

Operating return on average assets reconciliation
Return on average assets (GAAP)	0.71%	0.73%	0.75%	0.70%	0.69%
Severance costs	—	—	0.03	0.08	0.06
Acquisition-related expenses	—	—	—	—	0.02
Gain on sale of bank premises	—	(0.03)	—	(0.02)	—
Loss on sales of securities	0.07	—	—	—	—
Tax effect of adjustment items	(0.02)	0.01	(0.01)	(0.01)	(0.01)
Operating return on average assets	0.76%	0.71%	0.77%	0.75%	0.76%

Operating return on average equity reconciliation
Return on average equity (GAAP)	8.38%	9.20%	9.61%	8.88%	8.73%
Severance costs	0.04	—	0.36	1.06	0.75
Acquisition-related expenses	—	—	—	—	0.28
Gain on sale of bank premises	—	(0.39)	—	(0.21)	—
Loss on sales of securities	0.87	—	—	—	—
Tax effect of adjustment items	(0.19)	0.09	(0.08)	(0.16)	(0.19)
Operating return on average equity	9.10%	8.90%	9.89%	9.57%	9.57%

Tangible book value per common share reconciliation
Book value per common share (GAAP)	$14.80	$14.51	$13.59	$13.65	$13.57
Effect of goodwill and other intangibles	(3.01)	(3.02)	(3.04)	(3.07)	(3.08)
Tangible book value per common share	$11.79	$11.49	$10.55	$10.58	$10.49

Tangible equity to tangible assets reconciliation
Equity to assets (GAAP)	8.62%	8.35%	7.72%	7.72%	7.97%
Effect of goodwill and other intangibles	(1.63)	(1.62)	(1.63)	(1.63)	(1.70)
Tangible equity to tangible assets	6.99%	6.73%	6.09%	6.09%	6.27%

Colony Bankcorp, Inc.
Reconciliation of Non-GAAP Measures
	2024	2023
(dollars in thousands, except per share data)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Operating efficiency ratio calculation
Efficiency ratio (GAAP)	72.48%	69.51%	71.17%	76.18%	74.98%
Severance costs	(0.08)	—	(0.75)	(2.26)	(1.53)
Acquisition-related expenses	—	—	—	—	(0.57)
Gain on sale of bank premises	—	0.84	—	0.44	—
Loss on sales of securities	(1.97)	—	—	—	—
Operating efficiency ratio	70.43%	70.35%	70.42%	74.36%	72.88%

Operating net noninterest expense(1) to average assets calculation
Net noninterest expense to average assets	1.45%	1.35%	1.45%	1.65%	1.86%
Severance costs	—	—	(0.03)	(0.09)	(0.06)
Acquisition-related expenses	—	—	—	—	(0.02)
Gain on sale of bank premises	—	0.03	—	0.02	—
Loss on sales of securities	(0.07)	—	—	—	—
Operating net noninterest expense to average assets	1.38%	1.38%	1.42%	1.58%	1.78%

Pre-provision net revenue
Net interest income before provision for credit losses	$18,654	$18,874	$19,621	$19,181	$20,568
Noninterest income	9,487	9,305	9,718	8,952	7,659
Total income	28,141	28,179	29,339	28,133	28,227
Noninterest expense	20,397	19,587	20,881	21,432	21,165
Pre-provision net revenue	$7,744	$8,592	$8,458	$6,701	$7,062
(1) Net noninterest expense is defined as noninterest expense less noninterest income.

Colony Bankcorp, Inc.
Selected Financial Information
	2024	2023
(dollars in thousands, except per share data)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
EARNINGS SUMMARY
Net interest income	$18,654	$18,874	$19,621	$19,181	$20,568
Provision for credit losses	1,000	1,500	1,000	200	900
Noninterest income	9,487	9,305	9,718	8,952	7,659
Noninterest expense	20,397	19,587	20,881	21,432	21,165
Income taxes	1,411	1,494	1,654	1,199	1,119
Net income	$5,333	$5,598	$5,804	$5,302	$5,043
PERFORMANCE MEASURES
Per common share:
Common shares outstanding	17,558,611	17,564,182	17,567,983	17,541,661	17,593,879
Weighted average basic shares	17,560,210	17,567,839	17,569,493	17,580,557	17,595,688
Weighted average diluted shares	17,560,210	17,567,839	17,569,493	17,580,557	17,595,688
Earnings per basic share	$0.30	$0.32	$0.33	$0.30	$0.29
Earnings per diluted share	0.30	0.32	0.33	0.30	0.29
Adjusted earnings per diluted share(b)	0.33	0.31	0.34	0.33	0.31
Cash dividends declared per share	0.1125	0.1100	0.1100	0.1100	0.1100
Common book value per share	14.80	14.51	13.59	13.65	13.57
Tangible book value per common share(b)	11.79	11.49	10.55	10.58	10.49
Pre-provision net revenue(b)	$7,744	$8,592	$8,458	$6,701	$7,062
Performance ratios:
Net interest margin (a)	2.69%	2.70%	2.78%	2.77%	3.08%
Return on average assets	0.71	0.73	0.75	0.70	0.69
Operating return on average assets (b)	0.76	0.71	0.77	0.75	0.76
Return on average total equity	8.38	9.20	9.61	8.88	8.73
Operating return on average total equity (b)	9.10	8.90	9.89	9.57	9.57
Efficiency ratio	72.48	69.51	71.17	76.18	74.98
Operating efficiency ratio (b)	70.43	70.35	70.42	74.36	72.88
Net noninterest expense to average assets	1.45	1.35	1.45	1.65	1.86
Operating net noninterest expense to average assets(b)	1.38	1.38	1.42	1.58	1.78

Colony Bankcorp, Inc.
Selected Financial Information
	2024	2023
(dollars in thousands, except per share data)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
ASSET QUALITY
Nonperforming portfolio loans	$3,674	$7,804	$5,625	$6,716	$5,636
Nonperforming government guaranteed loans	2,757	2,035	3,641	4,369	1,529
Loans 90 days past due and still accruing	—	370	9	—	—
Total nonperforming loans (NPLs)	6,431	10,209	9,275	11,085	7,165
Other real estate owned	562	448	812	792	651
Total nonperforming assets (NPAs)	6,993	10,657	10,087	11,877	7,816
Classified loans	25,965	23,754	20,704	19,267	18,747
Criticized loans	55,065	56,879	50,741	48,074	43,281
Net loan charge-offs (recoveries)	664	692	698	(37)	237
Allowance for credit losses to total loans	1.00%	0.98%	0.93%	0.93%	0.92%
Allowance for credit losses to total NPLs	290.11	179.95	187.26	153.96	231.67
Allowance for credit losses to total NPAs	266.80	172.38	172.18	143.69	212.37
Net charge-offs (recoveries) to average loans, net	0.14	0.15	0.15	(0.01)	0.05
NPLs to total loans	0.35	0.54	0.50	0.60	0.40
NPAs to total assets	0.23	0.35	0.33	0.38	0.26
NPAs to total loans and foreclosed assets	0.38	0.57	0.54	0.65	0.43

AVERAGE BALANCES
Total assets	$3,036,093	$3,027,812	$3,058,485	$3,030,044	$2,949,986
Loans, net	1,853,077	1,860,652	1,854,367	1,814,172	1,765,845
Loans, held for sale	24,612	21,251	29,444	21,237	14,007
Deposits	2,543,259	2,538,500	2,565,026	2,524,949	2,473,464
Total stockholders’ equity	255,927	241,392	239,571	239,579	234,147
(a) Computed using fully taxable-equivalent net income.
(b) Non-GAAP measure - see “Explanation of Certain Unaudited Non-GAAP Financial Measures” for more information and reconciliation to GAAP.

Colony Bankcorp, Inc.
Average Balance Sheet and Net Interest Analysis

	Three Months Ended March 31,
	2024			2023
(dollars in thousands)	Average Balances	Income/ Expense	Yields/ Rates	Average Balances	Income/ Expense	Yields/ Rates
Assets
Interest-earning assets:
Loans, net of unearned income [1]	$1,896,014	$27,145	5.76%	$1,779,852	$22,199	5.06%
Investment securities, taxable	737,257	5,042	2.75%	786,900	5,374	2.77%
Investment securities, tax-exempt [2]	106,819	605	2.28%	114,346	594	2.11%
Deposits in banks and short term investments	71,431	693	3.90%	50,898	357	2.85%
Total interest-earning assets	2,811,521	33,485	4.79%	2,731,996	28,524	4.23%
Noninterest-earning assets	224,572			217,990
Total assets	$3,036,093			$2,949,986
Liabilities and stockholders' equity
Interest-bearing liabilities:
Interest-bearing demand and savings	$1,451,490	$6,408	1.78%	$1,409,834	$2,324	0.67%
Other time	612,241	5,683	3.73%	507,415	2,675	2.14%
Total interest-bearing deposits	2,063,731	12,091	2.36%	1,917,249	4,999	1.06%
Federal funds purchased	13	—	5.72%	7,012	88	5.09%
Federal Home Loan Bank advances	156,978	1,572	4.03%	149,444	1,626	4.41%
Other borrowings	63,086	993	6.33%	76,083	1,089	5.80%
Total other interest-bearing liabilities	220,077	2,565	4.69%	232,539	2,803	4.89%
Total interest-bearing liabilities	2,283,808	14,656	2.58%	2,149,788	7,802	1.47%
Noninterest-bearing liabilities:
Demand deposits	479,528			$556,216
Other liabilities	16,830			9,835
Stockholders' equity	255,927			234,147
Total noninterest-bearing liabilities and stockholders' equity	752,285			800,198
Total liabilities and stockholders' equity	$3,036,093			$2,949,986
Interest rate spread			2.21%			2.76%
Net interest income		$18,829			$20,722
Net interest margin			2.69%			3.08%
3
1The average balance of loans includes the average balance of nonaccrual loans. Income on such loans is recognized and recorded on the cash basis. Taxable-equivalent adjustments totaling $48,000 and $45,000 for the quarters ended March 31, 2024 and 2023, respectively, are calculated using the statutory federal tax rate and are included in income and fees on loans. Accretion expense of $5,000 and income of $71,000 for the quarters ended March 31, 2024 and 2023 are also included in income and fees on loans.
2Taxable-equivalent adjustments totaling $127,000 and $108,000 for the quarters ended March 31, 2024 and 2023, respectively, are calculated using the statutory federal tax rate and are included in tax-exempt interest on investment securities.
3

Colony Bankcorp, Inc.
Segment Reporting
	2024	2023
(dollars in thousands)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Banking Division
Net interest income	$17,552	$17,986	$18,778	$18,562	$20,138
Provision for credit losses	455	979	286	60	900
Noninterest income	5,680	5,992	6,233	5,433	4,918
Noninterest expenses	17,129	16,619	16,653	17,650	17,812
Income taxes	1,166	1,365	1,777	1,157	1,155
Segment income	$4,482	$5,015	$6,295	$5,128	$5,189

Total segment assets	$2,910,102	$2,956,121	$2,999,071	$3,013,689	$2,930,421

Full time employees	377	378	382	383	407

Mortgage Banking Division
Net interest income	$40	$23	$52	$31	$3
Provision for credit losses	—	—	—	—	—
Noninterest income	1,165	1,206	1,725	2,015	1,277
Noninterest expenses	1,218	1,203	2,040	1,971	1,712
Income taxes	1	8	(53)	14	(86)
Segment income	$(14)	$18	$(210)	$61	$(346)

Total segment assets	$8,011	$7,890	$9,991	$15,984	$7,895

Variable noninterest expense(1)	$603	$597	$1,245	$1,149	$890
Fixed noninterest expense	615	606	795	822	822

Full time employees	43	42	45	51	59

Small Business Specialty Lending Division
Net interest income	$1,062	$865	$791	$588	$427
Provision for credit losses	545	521	714	140	—
Noninterest income	2,642	2,107	1,760	1,504	1,464
Noninterest expenses	2,050	1,765	2,188	1,811	1,641
Income taxes	244	121	(70)	28	50
Segment income	$865	$565	$(281)	$113	$200

Total segment assets	$97,396	$89,411	$84,761	$71,398	$58,625

Full time employees	31	33	33	32	30

Total Consolidated
Net interest income	$18,654	$18,874	$19,621	$19,181	$20,568
Provision for credit losses	1,000	1,500	1,000	200	900
Noninterest income	9,487	9,305	9,718	8,952	7,659
Noninterest expenses	20,397	19,587	20,881	21,432	21,165
Income taxes	1,411	1,494	1,654	1,199	1,119
Segment income	$5,333	$5,598	$5,804	$5,302	$5,043

Total segment assets	$3,015,509	$3,053,422	$3,093,823	$3,101,071	$2,996,941

Full time employees	451	453	460	466	496

(1) Variable noninterest expense includes commission based salary expenses and volume based loan related fees.

Colony Bankcorp, Inc.
Consolidated Balance Sheets
	March 31, 2024	December 31, 2023
(dollars in thousands)	(unaudited)	(audited)
ASSETS
Cash and due from banks	$22,914	$25,339
Interest-bearing deposits in banks and federal funds sold	71,755	57,983
Cash and cash equivalents	94,669	83,322
Investment securities available for sale, at fair value	382,953	407,382
Investment securities held to maturity, at amortized cost	447,157	449,031
Other investments	16,034	16,868
Loans held for sale	31,102	27,958
Loans, net of unearned income	1,859,018	1,883,470
Allowance for credit losses	(18,657)	(18,371)
Loans, net	1,840,361	1,865,099
Premises and equipment	39,381	39,870
Other real estate	562	448
Goodwill	48,923	48,923
Other intangible assets	3,855	4,192
Bank owned life insurance	56,765	56,925
Deferred income taxes, net	24,587	25,405
Other assets	29,160	27,999
Total assets	$3,015,509	$3,053,422

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-bearing	$476,413	$498,992
Interest-bearing	2,046,335	2,045,798
Total deposits	2,522,748	2,544,790
Federal Home Loan Bank advances	155,000	175,000
Other borrowed money	62,969	63,445
Accrued expenses and other liabilities	14,878	15,252
Total liabilities	$2,755,595	$2,798,487

Stockholders’ equity
Common stock, $1 par value; 50,000,000 shares authorized, 17,558,611 and 17,564,182 issued and outstanding, respectively	$17,559	$17,564
Paid in capital	168,951	168,614
Retained earnings	127,758	124,400
Accumulated other comprehensive loss, net of tax	(54,354)	(55,643)
Total stockholders’ equity	259,914	254,935
Total liabilities and stockholders’ equity	$3,015,509	$3,053,422

Colony Bankcorp, Inc.
Consolidated Statements of Income (unaudited)
	Three months ended March 31,
	2024	2023
(dollars in thousands, except per share data)
Interest income:
Loans, including fees	$27,097	$22,153
Investment securities	5,520	5,860
Deposits in banks and short term investments	693	357
Total interest income	33,310	28,370

Interest expense:
Deposits	12,091	4,999
Federal funds purchased	—	88
Federal Home Loan Bank advances	1,572	1,626
Other borrowings	993	1,089
Total interest expense	14,656	7,802
Net interest income	18,654	20,568
Provision for credit losses	1,000	900
Net interest income after provision for credit losses	17,654	19,668

Noninterest income:
Service charges on deposits	2,373	1,914
Mortgage fee income	1,249	1,183
Gain on sales of SBA loans	2,046	1,057
Loss on sales of securities	(555)	—
Interchange fees	2,028	2,068
BOLI income	533	331
Insurance commissions	465	460
Other	1,348	646
Total noninterest income	9,487	7,659

Noninterest expense:
Salaries and employee benefits	12,018	12,609
Occupancy and equipment	1,507	1,622
Information technology expenses	2,110	2,341
Professional fees	834	715
Advertising and public relations	960	993
Communications	226	294
Other	2,742	2,591
Total noninterest expense	20,397	21,165
Income before income taxes	6,744	6,162
Income taxes	1,411	1,119
Net income	$5,333	$5,043
Earnings per common share:
Basic	$0.30	$0.29
Diluted	0.30	0.29
Dividends declared per share	0.1125	0.1100
Weighted average common shares outstanding:
Basic	17,560,210	17,595,688
Diluted	17,560,210	17,595,688

Colony Bankcorp, Inc.
Quarterly Comparison
	2024	2023
(dollars in thousands, except per share data)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Assets	$3,015,509	$3,053,422	$3,093,823	$3,101,071	$2,996,941
Loans, net	1,840,361	1,865,099	1,847,603	1,821,776	1,783,254
Deposits	2,522,748	2,544,790	2,591,332	2,627,211	2,516,129
Total equity	259,914	254,935	238,692	239,455	238,777
Net income	5,333	5,598	5,804	5,302	5,043
Earnings per basic share	$0.30	$0.32	$0.33	$0.30	$0.29

Key Performance Ratios:
Return on average assets	0.71%	0.73%	0.75%	0.70%	0.69%
Operating return on average assets (a)	0.76%	0.71%	0.77%	0.75%	0.76%
Return on average total equity	8.38%	9.20%	9.61%	8.88%	8.73%
Operating return on average total equity (a)	9.10%	8.90%	9.89%	9.57%	9.57%
Total equity to total assets	8.62%	8.35%	7.72%	7.72%	7.97%
Tangible equity to tangible assets (a)	6.99%	6.73%	6.09%	6.09%	6.27%
Net interest margin	2.69%	2.70%	2.78%	2.77%	3.08%
(a) Non-GAAP measure - see “Explanation of Certain Unaudited Non-GAAP Financial Measures” for more information and reconciliation to GAAP.

Colony Bankcorp, Inc.
Quarterly Loan Comparison
	2024	2023
(dollars in thousands)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Core	$1,718,284	$1,729,866	$1,698,219	$1,664,855	$1,614,216
Purchased	140,734	153,604	166,752	173,987	185,637
Total	$1,859,018	$1,883,470	$1,864,971	$1,838,842	$1,799,853

Colony Bankcorp, Inc.
Quarterly Loans by Composition Comparison
	2024	2023
(dollars in thousands)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Construction, land & land development	$234,000	$247,146	$245,268	$249,423	$249,720
Other commercial real estate	971,205	974,649	969,168	979,509	985,627
Total commercial real estate	1,205,205	1,221,795	1,214,436	1,228,932	1,235,347
Residential real estate	347,277	355,973	339,501	325,407	316,415
Commercial, financial & agricultural	239,837	242,743	252,725	243,458	225,269
Consumer and other	66,699	62,959	58,309	41,045	22,822
Total	$1,859,018	$1,883,470	$1,864,971	$1,838,842	$1,799,853

Colony Bankcorp, Inc.
Quarterly Loans by Location Comparison
	2024	2023
(dollars in thousands)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Alabama	$44,806	$45,594	$45,135	$44,301	$41,118
Florida	1,579	40	—	—	—
Augusta	71,483	65,284	55,508	55,124	53,415
Coastal Georgia	232,557	243,492	239,281	242,249	248,253
Middle Georgia	121,131	118,806	116,776	119,041	119,720
Atlanta and North Georgia	425,753	426,724	431,632	420,231	419,480
South Georgia	409,681	436,728	446,221	463,558	448,558
West Georgia	183,679	187,751	188,208	192,348	204,664
Small Business Specialty Lending	71,196	68,637	65,187	56,908	50,513
Consumer Portfolio Mortgages	261,204	255,771	245,057	226,755	211,225
Marine/RV Lending	35,017	33,191	31,009	17,137	2,060
Other	932	1,452	957	1,190	847
Total	$1,859,018	$1,883,470	$1,864,971	$1,838,842	$1,799,853

Colony Bankcorp, Inc.
Quarterly Deposits Comparison
	2024	2023
(dollars in thousands)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Noninterest-bearing demand	$476,413	$498,992	$494,221	$541,119	$537,928
Interest-bearing demand	802,596	759,299	740,672	733,708	764,070
Savings	650,188	660,311	681,229	659,137	612,397
Time, $250,000 and over	173,386	167,680	187,218	184,459	152,914
Other time	420,165	458,508	487,992	508,788	448,820
Total	$2,522,748	$2,544,790	$2,591,332	$2,627,211	$2,516,129